Exhibit 99.1

Integrated Circuit Systems, Inc.

Corporate Headquarters
2435 Boulevard of the Generals
Norristown, PA 19403
Phone: 610-630-5300
Fax: 610-630-5399
Web Site: http://www.icst.com

Company Contact:

Justine Lien, CFO
Integrated Circuit Systems, Inc.
610-630-5300

INTEGRATED CIRCUIT SYSTEMS, INC. ANNOUNCES

FISCAL 2005 SECOND QUARTER RESULTS

Norristown, PA –January 21, 2005 – Integrated Circuit Systems, Inc. (NASDAQ: ICST) today announced financial results for the second quarter of fiscal 2005, ending on January 1, 2005.

($ millions, except EPS)	Q2FY 2005	Q2FY 2004	Y-Y Growth	Q1FY 2005	Q-Q Growth
Revenue	$60.6	$69.6	-12.9%	$66.1	-8.3%
Gross Margin	$35.4	$41.5	-14.7%	$39.3	-9.9%
Operating Income	$15.3	$21.8	-29.8%	$11.1	37.8%
Net Income	$14.0	$18.7	-25.1%	$10.1	38.6%
Diluted EPS	$0.20	$0.26	-23.1%	$0.14	42.9%
Pro Forma Operating Income (1)	$15.3	$21.8	-29.8%	$18.1	-15.5%
Pro Forma Net Income (1)	$14.0	$18.7	-25.1%	$17.2	-18.6%
Pro Forma Diluted EPS (1)	$0.20	$0.26	-23.1%	$0.24	-16.7%

(1)	Pro forma operating income, net income, and diluted EPS is derived by removing research and development expense related to the asset acquisition which occurred in the first quarter of fiscal 2005.

Revenue declined 8% from the September quarter to the December quarter representing weak market conditions in digital consumer and communications. PC revenue grew 4% quarter-on-quarter as seasonally expected. Reflecting such product mix, gross margin compressed to 58.3% for the December quarter. During the previous quarter the Company took a charge of $7.1 million for the acquisition of research and development relating to the Video business unit. This charge is the largest component drop in operating expenses from the previous quarter. Operating expenses were cut during the quarter to reflect the downturn in business. Net income for the quarter on a GAAP basis is $14.0 million or $0.20 earnings per share, compared to $0.14 in the preceding quarter.

Revenues	Q2FY2005 % of Revenue	Q2FY2004 % of Revenue	Y-Y Growth	Q1FY2005 % of Revenue	Q-Q Growth
PC	48%	46%	-8%	43%	4%
Digital Consumer	16%	13%	3%	17%	-12%
Communications	30%	32%	-19%	34%	-21%
Military	6%	9%	-40%	6%	-8%

While we continued to invest in R&D spending during the December quarter, we took steps to control operating expenses through headcount reductions and by reducing manufacturing capacity in the Military business.

Also during the quarter we repurchased 287,500 shares and we plan on continuing our stock buyback program this current quarter.

Hock Tan, President and CEO, stated, “We believe that the weaknesses in Digital Consumer and Communications during the December quarter reflect temporary demand pullback, because inventories are being consumed in the pipeline. Once this is over, we continue to have confidence in the strong growth potential of our end markets.”

Second Quarter Fiscal 2005 Conference Call

ICS will host a conference call to discuss the earnings results for the second quarter of fiscal year 2005 at 9:30 AM eastern time January 21, 2005. The company will also discuss its strategic direction and market conditions. Interested parties are invited to listen to the conference call by dialing (877) 405-3430, or (706) 634-6397 for international callers; the conference ID is 2985136. The call will also be broadcast via the internet and can be accessed from ICS’ corporate website at www.icst.com.

About ICS

Integrated Circuit Systems, Inc. is a leader in the design, development and marketing of silicon timing devices for communications, networking, computing and digital multimedia applications. The Company is headquartered in Norristown, PA, with key facilities in San Jose, CA; Tempe, AZ; Worcester, MA and Singapore.

Statements included in this release, to the extent they are forward looking, involve a number of risks and uncertainties related to competitive factors, technological developments and market demand. Further information on these and other potential factors that could affect the Company’s financial results can be found in the Company’s Form 10-K filed on September 16, 2004.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONSOLIDATED OPERATING RESULTS

	Unaudited Three Months Ended			Unaudited Six Months Ended
(In thousands)	Jan. 1, 2005	Oct. 2, 2004	Dec. 27, 2003	Jan. 1, 2005	Dec. 27, 2003
Revenues	$60,628	$66,096	$69,565	$126,724	$134,850
Cost of sales	25,269	26,772	28,107	52,041	54,543

Gross margin	35,359	39,324	41,458	74,683	80,307

Expenses:

Research and development	9,426	10,187	10,014	19,613	19,322
Research and development Video acquisition	—	7,051	—	7,051	—
Selling, general and administrative	9,440	10,030	8,819	19,470	17,790
Deferred compensation	60	40	244	100	488
Amortization of intangibles	1,114	935	575	2,049	1,150

	20,040	28,243	19,652	48,283	38,750

Operating income	15,319	11,081	21,806	26,400	41,557

Other income (expense)	873	666	379	1,539	1,124

Income before income taxes	16,192	11,747	22,185	27,939	42,681

Income taxes	2,212	1,598	3,533	3,810	6,748

Net income	$13,980	$10,149	$18,652	$24,129	$35,933

Basic EPS:
Net income	$0.20	$0.14	$0.26	$0.34	$0.51

Diluted EPS:
Net income	$0.20	$0.14	$0.26	$0.34	$0.49

Weighted Shares:
Basic	70,348	70,263	70,422	70,306	70,437
Diluted	71,468	71,373	72,882	71,421	73,087

Capital expenditures	$2,557	$2,736	$2,295	$5,293	$4,458
Depreciation and amortization	$2,923	$2,623	$2,192	$5,546	$4,297

Prepared in accordance with GAAP

INTEGRATED CIRCUIT SYSTEMS, INC.

PRO FORMA CONSOLIDATED OPERATING RESULTS

	Unaudited Three Months Ended			Unaudited Six Months Ended
(In thousands)	Jan. 1, 2005	Oct. 2, 2004	Dec. 27, 2003	Jan. 1, 2005	Dec. 27, 2003
Revenues	$60,628	$66,096	$69,565	$126,724	$134,850
Cost of sales	25,269	26,772	28,107	52,041	54,543

Gross margin	35,359	39,324	41,458	74,683	80,307

Expenses:

Research and development	9,426	10,187	10,014	19,613	19,322
Selling, general and administrative	9,440	10,030	8,819	19,470	17,790
Deferred compensation	60	40	244	100	488
Amortization of intangibles	1,114	935	575	2,049	1,150

	20,040	21,192	19,652	41,232	38,750

Operating income	15,319	18,132	21,806	33,451	41,557

Other income (expense)	873	666	379	1,539	1,124

Income before income taxes	16,192	18,798	22,185	34,990	42,681

Income taxes	2,212	1,598	3,533	3,810	6,748

Pro forma net income	$13,980	$17,200	$18,652	$31,180	$35,933

Basic EPS:
Pro forma Net income	$0.20	$0.24	$0.26	$0.44	$0.51

Diluted EPS:
Pro forma Net income	$0.20	$0.24	$0.26	$0.44	$0.49

Weighted Shares:
Basic	70,348	70,263	70,422	70,306	70,437
Diluted	71,468	71,373	72,882	71,421	73,087

INTEGRATED CIRCUIT SYSTEMS, INC.

PRO FORMA CONSOLIDATED OPERATING RESULTS

(continued)

	Unaudited Three Months Ended			Unaudited Six Months Ended
(In thousands)	Jan. 1, 2005	Oct. 2, 2004	Dec. 27, 2003	Jan. 1, 2005	Dec. 27, 2003
Reconciliation of our GAAP Net Income to our Pro Forma Net Income:
GAAP Net Income	$13,980	$10,149	$18,652	$24,129	$35,933
Adjustments to Net Income:
Research and development Video acquisition		7,051		7,051
Pro forma net income	$13,980	$17,200	$18,652	$31,180	$35,933

Reconciliation of our GAAP Operating Income to our Pro Forma Operating Income:
GAAP Operating Income	$15,319	$11,081	$21,806	$26,400	$41,557
Adjustments to Operating Income:
Research and development Video acquisition		7,051		7,051
Pro forma operating income	$15,319	$18,132	$21,806	$33,451	$41,557

Reconciliation of our GAAP Basic Net Income per share to our Pro Forma Net Income per share:
GAAP Basic Net Income per share	$0.20	$0.14	$0.26	$0.34	$0.51
Adjustments to Basic Net Income per share:
Research and development Video acquisition		0.10		0.10
Pro forma basic net income per share	$0.20	$0.24	$0.26	$0.44	$0.51

Reconciliation of our GAAP Diluted Net Income per share to our Pro Forma Diluted Net Income per share:
GAAP Diluted Net Income per share	$0.20	$0.14	$0.26	$0.34	$0.49
Adjustments to Diluted Net Income per share:
Research and development Video acquisition		0.10		0.10
Pro forma diluted net income per share	$0.20	$0.24	$0.26	$0.44	$0.49

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), ICS uses a non-GAAP conforming, or pro forma, measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Pro forma net income gives an indication of ICS’s baseline performance before gains, losses or other charges that are considered by management to be outside of the company’s core operating results. In addition, pro forma net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. ICS computes pro forma net income (loss) by adjusting GAAP net income (loss) with the impact of non-recurring acquisition-related charges. ICS provides pro forma results as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, excluding Other Financial Data)	January 1, 2005	October 2, 2004	July 3, 2004
	(unaudited)	(unaudited)
ASSETS
Current Assets:
Cash and marketable securities	$192,753	$179,767	$195,579
Accounts receivable, net	46,934	50,367	45,717
Inventory, net	20,880	21,446	18,772
Deferred income taxes	19,738	22,759	22,759
Other current assets	4,180	5,016	7,189

Total current assets	284,485	279,355	290,016

Property & equipment, net	21,096	20,364	19,254
Long term investments	5,000	5,000	5,000
Intangibles	43,187	44,307	27,842
Goodwill	35,422	35,422	35,422
Prepaid long-term maintenance contracts	4,400	4,781	—
Other assets, net	52	57	62

Total assets	$393,642	$389,286	$377,596

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Lease payable	$73	$119	$82
Accounts payable	15,559	18,012	17,557
Accrued expenses and other current liabilities	5,260	7,348	8,518
Income taxes payable	1,946	4,193	3,576

Total current liabilities	22,838	29,672	29,733

Other long term liabilities	11,846	11,733	11,638

Total liabilities	34,684	41,405	41,371

Shareholders’ Equity:
Common stock	731	728	727
Additional paid in capital	288,207	284,996	282,569
Retained earnings	131,269	117,289	107,140
Deferred compensation	(861)	(921)	—
Treasury stock	(60,388)	(54,211)	(54,211)

Total shareholders’ equity	358,958	347,881	336,225

Total liabilities and shareholder’s equity	$393,642	$389,286	$377,596

OTHER FINANCIAL DATA:
Days sales outstanding	72	65	58
Inventory turns	4.1	4.8	5.2